Consent of Independent Auditors


The Board of Directors of Aetna Life Insurance and Annuity Company and Contractholders of Aetna Variable Annuity Account C:

We consent to the use of our reports dated February 3, 1998 and February 27, 1998 included in this Post-Effective Amendment No. 16 to Registration Statement (No.33-75986) on Form N-4 and to the references to our firm under the headings "Condensed Financial Information" in the prospectus and "Independent Auditors" in the statement of additional information.

                                               /s/  KPMG Peat Marwick LLP
                                                    KPMG Peat Marwick LLP

Hartford, Connecticut
April 16, 1998